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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF DETROIT DIESEL CORPORATION
                                (AS OF 12/31/98)

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


                                                                                            JURISDICTION OF
                                                                                        INCORPORATION/ FORMATION
SUBSIDIARY NAME

Outer Drive Holdings, Inc.                                                                 Delaware
         Hawaii Detroit Diesel-Allison, Inc.                                               Delaware
         Outer Drive Holdings-North, Inc.                                                  Delaware
               Florida Detroit Diesel-Allison, Inc.                                        Delaware
DAVCO-DDC, Inc.                                                                            Delaware
Detroit Diesel Realty, Inc.                                                                Michigan
Detroit Diesel Credit Corporation                                                          Delaware
DDC MTU Americas, L.L.C.                                                                   Delaware
DDR-Holdings Corporation                                                                   Delaware
         Detroit Diesel Remanufacturing Corporation                                        Delaware
                  Detroit Diesel Remanufacturing-Central, Inc.                             Delaware
                  Detroit Diesel Remanufacturing-East, Inc.                                Delaware
                  Detroit Diesel Remanufacturing-West, Inc.                                Delaware
Detroit Diesel Remanufacturing-North, Inc.                                                 Delaware
Detroit Diesel Export Corporation                                                          Barbados
Detroit Diesel of Canada, Ltd.                                                             Delaware
VM Holdings, Inc.                                                                          Delaware
         VM Motori S.p.A.                                                                  Italy
         Detroit Diesel Motores do Brasil Ltda.                                            Brazil
Detroit Diesel Overseas Distribution Corporation                                           Delaware
Detroit Diesel (Suisse) AG/SA                                                              Switzerland
Detroit Diesel Overseas Corporation                                                        Delaware
         Mexico Detroit Diesel Allison Corporation                                         Texas
         Detroit Diesel-Allison de Mexico, S.A. de C.V.                                    Mexico
         Detroit Diesel Distribution Center, B.V.                                          The Netherlands
         Detroit Diesel Asia Pte. Ltd.                                                     Singapore
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